THE CORPORATE BYLAWS
OF
KRAIG .BIOCRAFT LABORATORIES, INC.

ARTICLE I.    CORPORATE OFFICES

Section 1.   Registered office. The registered office of the corporation shall be within the state of Wyoming, and at such place as is designated in the Articles of Incorporation, or as may be subsequently designated by the board of directors and registered with the secretary of state of Wyoming.

Section 2.   Registered agent. The registered agent shall be the person who is so designated in the Articles of Incorporation, or such person who may be subsequently designated by the board of directors and registered with the secretary of state of Wyoming.

Section 3.   Other offices. The corporation may also have offices, either within or outside of the state of Wyoming, at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II.    SHARE CERTIFICATES AND UNCERTIFICATED SHARES

Section 1.   Form and content of certificates. Shares may, but need not be, represented by certificates as may be determined by the board of directors. The rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 2.   Class designations on certificates. The designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series, and the authority of the board of directors to determine variations for future series, shall be summarized on the front or back of each certificate, if certificates are issued. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

Section 3.   Numbering and signing of certificates. The certificates of stock of the Corporation, if certificates shall be issued, shall be numbered and shall be entered in the books of the Corporation as they are issued. Each share certificate shall be signed, either manually or in facsimile, by two (2) persons designated by the board of directors,

Section 4.   Shares without certificates. The board of directors may authorize the issue of some or ail of the shares of any or all of the classes or series without certificates, The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by the Wyoming Business Corporation Act.

Section 5.   Surrender and transfer of shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares will be made on the records of the Corporation as may be provided by law

Section 6.   Holders of record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Wyoming,

Section 7.   Lost, stolen or destroyed certificates. A new certificate of stock of the Corporation may be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed. The Board of Directors may from time to time prescribe the terms and conditions under which such new certificates may be issued. Among other things, the Board of Directors may require that the owner of the allegedly lost, stolen or destroyed certificate, or his legal representatives, submit proper evidence in writing and under oath that the alleged loss, theft, or destruction actually occurred, and may require that such owner or representatives give the Corporation a bond, satisfactory to the Corporation as to form and security, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or of any officer of the Corporation to whom the Board of Directors may delegate appropriate authority, it is proper to waive the bond requirement.

Section 8. Consideration for shares. Before the corporation issues shares, the board of directors shall make a determination as to whether the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable.

ARTICLE III.     RECORD DATE

Section 1. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any lawful action, the board may fix in advance, a record date, which, unless otherwise authorized by these bylaws, shall not be more than seventy (70) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed by the board:

    (a)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the business day next preceding the day on which notice is given or, if notice is waived, at close of business on the business day next preceding the day on which the meeting is held.

    (b)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board is necessary, shall be the day on which the first written consent is given.

    (c)  The record date for determining shareholders for any other purpose shall be the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 2.   Effect of record date. Only such shareholders as shall be shareholders of record on the record date, as described above, shall be entitled to such notice of, and to vote at, such meeting and any adjournment, thereof, or to receive such allotment of rights, or to exercise such rights or be entitled to receive any such dividend or distribution, or any other right in respect to any such change, conversion, or exchange of shares or to be considered as shareholders for such other purpose, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE IV.    MEETINGSOF THE SHAREHOLDERS

Section 1.   Place of shareholder meetings. Meetings of the shareholders shall be held at any place, either within or without this state, as may be selected from time to time by the Board of Directors. In the absence of any such designation to the contrary, shareholder's meetings shall be held at a place designated by the board of directors which is within 20 miles from Michigan State University's Beaumont Tower.

Section 2.   Electronic meetings. The board of directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held by means of remote communication. If a 'meeting is to take place by means of remote communication, the board shall take into consideration shareholders' ability to participate by remote communication and provide an alternative means of participation for those shareholders unable to participate by remote communication.

Section 3.   Notice of shareholder meetings. The corporation shall notify shareholders of the date, time, place and means of communication of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. The corporation is required to give notice only to shareholders entitled to vote at the meeting.

Section 4.   Annual meeting of the shareholders. The annual meeting of the shareholders shall be held on the 2nd Wednesday of March at 11M A.M. local time. If this day be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same time. At the annual meeting, the shareholders shall elect a board of directors, report the affairs of the corporation, and transact such other business as may properly be brought before the meeting, if the above date is inconvenient, as may be determined by the board of directors, the annual meeting of shareholders shall be held within each calendar year on a date and at a time designated by the board of directors upon proper notice to all shareholders.

Section 5.   Special Meetings of shareholders. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, or the Board of Directors. Special meetings of the shareholders may also be called if the holders of at least twenty five percent (25%) of ali the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, either manually or in facsimile, date, and deriver to the corporation one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be herd. A written demand for a special meeting may be revoked by a writing to that effect received by the corporation prior to the receipt by the corporation of demands sufficient in number to require the holding of a special meeting.

The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand.

Special shareholders' meetings may be held in or out of this state at the place determined by the board of directors and stated in the notice of the meeting. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication as described above in the bylaws relating to annual meetings.

Section 6.   Notice of Special Meeting. At any time, upon written request of any person or persons who have properly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent.

Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be given to each shareholder entitled to vote thereat. Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.

Section 7.   Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave fess than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares requiredto constitute a quorum.

ARTICLE V.    CALLING SHAREHOLDER MEETING TO ORDER

Section 1  Chairman and Secretary of the meeting. The President, or in the absence of the President, the Secretary, or in the absence of the secretary any corporate officer, shall call the meeting of the shareholders to order, and shall act as Chairman of the meeting. In the absence of any corporate officer, the shareholders shall appoint a Chairman at such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding Chairman of the meeting shall appoint any person to act as such secretary of the meeting.

Section 2.  One vote per common A series share. Except as may otherwise be provided by law or in the Articles of Incorporation of the Corporation each shareholder shall have one vote for each share of the Corporation's common A series stock registered in his name on the books of the Corporation. No share of stock upon which any installment is due and unpaid to the corporation shall be voted at any meeting. No share of common B series stock shall be voted at any meeting.

Section 3.  Voting of preferred shares. Preferred stock shall have such voting rights as are provided by law or in the Articles of Incorporation of the Corporation.

Section 4.  Nominations at the Annual Meeting of Shareholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders pursuant to the Corporation's notice of meeting or by the Chief Executive Officer or any member of the Board of Directors, or by any shareholder of the Corporation who is entitled to vote at the meeting.

Section 5.  Multiple certificates or record entries of a single shareholder. Should a person who is a shareholder own shares evidenced by more than one stock certificate, nevertheless only one notice (when any is required to be, or may be, given to holders of shares of any or all classes) shall be, in the sole discretion of the Corporation, required to be mailed and if different addresses as to such person are recorded on the Corporation's stock ledger the notice may be mailed, or otherwise transmitted as authorized in these bylaws, to the address that appears to have been given latest in time unless the shareholders shall have expressly directed otherwise in writing to the Secretary of the Corporation.

Nor shall variations in the designation of the name or identity of any one shareholder require the mailing of more than one notice to any one shareholder, which may be mailed to any one of the names or designations that may so appear in the Corporation's stock ledger with respect to such shareholder; and, at the sole discretion of the Corporation, the distribution of dividend payments may be, unless a shareholder shall expressly request multiple distributions strictly in accordance with the stock ledger record of his multiple ownerships, handled in accordance with or so as not to be repugnant to the purpose of the above provisions, which is to avoid the expenditure by the Corporation of effort, time and expense in such matters,

Section 6. List of shareholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be open to the examination of anyshareholder, to the extent required by Wyoming law, or to the extent and under such conditions as may be determined by the board of directors consistent with the requirements of the law.

Section 7, List of management nominees. At any meetings where directors are erected, notice shall include the names of the nominees, if any, intended at the date of notice, to be presented by the management for election.

Section 8. Waiver of notice. Any shareholder, director or officer may waive any notice required to be given under the provisions of pertinent statutes or of the Articles of Incorporation or of these bylaws, either before or after the date and time stated in the notice or before or after the date and time of the meeting or other action to which such shareholder, director or officer would otherwise be entitled to notice.

The waiver shall be in writing, be signed, either manually or in facsimile, or shall be sent by electronic transmission by the shareholder, director or officer entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Section 9. Waiver of notice by attendance. A shareholder's or director's or officer's attendance at a meeting constitutes a waiver of notice, and waives objection to lack of notice or defective notice of the meeting, unless the shareholder director or officer at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and in the case of a special meeting of the shareholder, waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 10. Action by unanimous consent. Any action which may be taken at a meeting of the shareholders or directors may be taken without a meeting or notice of meeting if authorized by a writing signed either manually, by electronic transmittal or in facsimile, by all of the shareholders entitled to vote at a meeting for such purpose and filed with the Secretary of the corporation.

Section 11 Action without meeting by the majority. Unless otherwise provided by state law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken shall be signed either manually, by electronic transmittal or in facsimile, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to each of those shareholders entitled to vote who have not consented in writing.

Section 12.   Cure for defective notice of meeting of shareholders or directors. The transactions at any meeting of shareholders or directors, wither annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before of after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or any approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records of made a part of the minutes of the meeting.

ARTICLE VI.     PROXIES

Section 1.   Voting by proxy. Every shareholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a proxy validly executed by the shareholder. A shareholder or his agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing, either manually or in facsimile, an appointment form or by an electronic transmission. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder's agent, or the shareholder's attorney-in-fact authorized the electronic transmission.

Section 2.   When effective.An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment.

Section 3.   Revocable and irrevocable proxies. An appointment of a proxy is revocable unless the appointment farm or electronic transmission states that it is irrevocable and the appointment is coupled with an interest, as described in the Wyoming Business Corporation Act.

ARTICLE VII.    THE BOARD OF DIRECTORS

Section 1.   Powers exercised by the Board. Subject to state law and the articles of incorporation. the business and affairs of this corporation shall be managed by and all corporate powers shall be exercised by or under the direction of the board of directors, the members of which need not be shareholders or residents of this state. In addition to the powers and authorities by these bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 2.   Number of directors. The Board of Directors of the Corporation shall consist of such number of directors, not less than one, nor more than seven, as shall from time to time be fixed exclusively by resolution of the Board of Directors.

Section 3.   Chairman. The Board of Directors of the Corporation shall elect form among its members a Chairman, whose title shall be Chairman of the Board and who shall, if present, preside at all meetings of the Directors.

Section 4.   Terms of directors, Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting, and until a successor has been elected end qualified or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. No reduction of the authorized number of directors shall have the effect of removing any director before the director's term of office expires.

Section 5.   Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the shareholders fail, at any meeting of the shareholders at which any directors are elected, to elect the full number of authorized directors.

Section 6.   Place of meeting. The directors may hold their meetings, have one or more offices and keep the books of the Corporation at such places as they may from time to time determine and designate.

Section 7.  Telephone conference. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear or otherwise communicate with each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting,

Section 8.  Special Meetings of the Board. Special Meetings of the Board may be called by the Chairman on at least forty-eight (48) hours prior notice to each director, either personally or by telephone, or by electronic mail. Any oral notice given personally or by telephone must be communicated to the director. Any notice by electronic mail must be accompanied by an attempt to reach such director by telephone including the leaving of a voice mail message when practical. A special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

Section 9.   Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business.

Section 10.   Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting and without prior notice if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. A member of the board may record a vote against a proposed action while providing his or her Witten consent that the proposal action adopted by the majority of the board shall be taken without a meeting, under this provision.

Section 11.   Action by majority without a meeting. Unless otherwise provided by state law, Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting and without prior notice if a consent in writingsetting forth the action so taken shall be signed by the majority of the members of the board of directors. Unless the consents of all the members of the board have been obtained in writing, prompt notice shall be given of the taking of any action by the board of directors if such is approved under this section by less than unanimous written consent, to each of the board members who did not provide written consent.

Section 12.   Director Compensation Directors as such, shall not receive any stated salary for their services, but may, by resolution of the Board, receive a fixed sum and expenses of attendance at each regular or special meeting of the Board, however, nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 13.   Removal of a Director. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

Section 14.   Board meeting following shareholder meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the board, or any committee of the board, shall be maintained by the Secretary or other officer designated for that purpose.

Section 15.   Waver of notice. The transactions of any meeting of the Board of directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, Waiver of notices or consents need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting at its commencement the lack of notice. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as otherwise provided in these bylaws.

Section 16.   Effect of quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the board of directors.

Section 17.Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 18. Action by unanimous consent. Any action required or permitted to be taken by the board of directors, may be taken with the same force and effect as if taken by unanimous vote of directors, if authorized by a writing signed individually or collectively by all members of the board. Such consent shall be filed with the regular minutes of the board, A signature by facsimile or electronic transmission shall have the same force and effect as an original signature

Section 19. Director serving as an officer. Nothing in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity, including without limitation, as an officer, employee, consultant or otherwise, and receiving compensation for such services,

ARTICLE XIII.    DIVIDENTS

Section 1. Dividends. Subject to provisions of pertinent law and the Certificate of Incorporation, dividends, if any, declared respecting any class of shares of the Corporation's capital stock may be declared by the Board of Directors. Dividends may be paid in cash or, if the declaration thereof so provides, in property, including shares of the Corporation. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repair or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Director's may also abolish any such reserve.

ARTICLE IX.    OFFICERS OF THE CORPORATION

Section 1.   Primary executive offices. The primary executive officers of the corporation shall be a Chief Executive Officer who may also be called President, a Corporate Secretary, and a Chief Financial Officer who may also be called Treasurer, The corporation may also have, at the discretion of the board of directors such other "non-primary" executive officers as they may deem necessary or beneficial. One person may hold more than one office, without limitation.

Section 2.   Officers are chosen by the Board. The executive officer's of the corporation shall be chosen by the board of directors, and each shall serve at the pleasure of the board of directors, subject to the rights, if any, of an officer under any contract of employment.

Section 3.   Delegation of appointment power to Chief Executive Officer. The board of directors may empower the Chief Executive Officer to appoint and remove such officers,

including other primary executive officers, the proceeding paragraph not withstanding, as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors, or the Chief Executive Officer acting on the board's authority, may from time to time determine.

Section 4.   Removal of an Officer. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by a majority of the directors at that time in office or by any officer upon whom such power of removal may be conferred by the board of directors,

Section 5.   President/Chief Executive Officer. The President shall be the Chief Executive Officer of the corporation; he shall have general and active management of the business of the corporation, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer, officers or agents of the corporation. He or she shall preside at all the meetings of the shareholders and, in the absence of the Chairman of the board, at all meetings of the board of directors, He shall have the general power and duties of supervision and management usually vested in the office of President of a corporation, and shall have such other authority as is delegated to him by the board of directors,

Section 6.   Corporate Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, all required notices of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He or she shall be responsible for keeping in safe custody the seal of the Corporation, and when such is proper, he or she shall affix the same to any instrument requiring .

Section 7.   Chief Financial Officer/ Treasurer. Unless determined otherwise by the board of directors, The Chief Financial Officer/ Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in separate accounts to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, and shall render to the President and directors, at the regular meetings of the Board, 01 whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation.

ARTICLE X.    VACANCIES RESIGNATIONS AND SALORIES

Section 1.    Vacancy. Any vacancy occurring in any office of the corporation, or in the board of directors, by death, resignation, removal or otherwise, shall be filled by the board of directors. Vacancies and newly created directorShips resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although not fess than a quorum, or by a sole remaining director.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of shareholder, may call a special meeting of shareholders in accordance with the provisions of these bylaws.

Section 2.   Resignations. Any director or officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.   Officer salaries. The salaries of all officers of the Corporation and of its wholly owned subsidiaries, shall be determined by the Chief Executive Officer but shall be reviewed from time to time by the Board of Directors. The salary and compensation of the Chief Executive Officer shall be determined by the Board of Directors.

ARTICLE XI.    LIMITATION OF LIABILITY FOR DIRECTORS AND EXECUTIVE OFFICERS.

Section 1.   Limitation of liability. Neither any director or any primary executive officer or incorporator of the corporation shall have any liability to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director or primary executive officer or incorporator, except liability which may not be waved as specified in the Wyoming Business Corporation Act.

Section 2.   Notice requirement for recovery of compensation. Neither any director or any primary executive officer or incorporator of the corporation shall have any liability to the corporation or its shareholders for any salary, bonus, benefits, rights or other compensation received by such person from the corporation unless notice of any legal right to dispute such compensation is provided to such director, primary executive officer or incorporator in a writing, signed by an officer, director, or shareholder of the Corporation, specifying the factual and full legal basis for such dispute within one year of the payment or vesting of such compensation, or within sixty days of the date that the noticing party knew or should reasonably have known of the essential facts giving rise to the dispute, whichever is earlier. This time limitation shall not be exclusive of, nor be deemed to expand the period of time for providing such a notice that may otherwise be required by a contract, by another section of these bylaws, the articles of incorporation, or as a matter of law. A notice provided under this section shall not be deemed as the commencement of suit, nor shall it be sufficient, unless it otherwise meets the relevant statutory criteria, for providing compliance with any applicable statute of limitations.

Section 3.   Notice requirement for other actions. No proceeding, derivative or otherwise, shall be commenced or maintained in regard to any alleged liability of any director, primary executive officer or incorporator, or seeking damages from any director, primary executive officer or incorporator of the Corporation, or seeking to compel suit against any such person unless notice of any alleged legal right to bring or request such a proceeding is provided to such director, primary executive officer or incorporator in a writing, signed by an officer, director, or shareholder of the Corporation, specifying the factual and full regal basis for such dispute within two hundred and ten days of the action or omission which is alleged to give rise to any such liability, or within sixty days of the date that the noticing party knew or should reasonably have known of the essential facts giving rise to the dispute, whichever is earlier. If the act or omission complained of consist of a series of acts or omissions, then the notice date shall be determined form the date of the earliest of the acts or omissions complained of.

This time limitation shall not be exclusive of, nor be deemed to expand the period of time for providing such a notice that may otherwise be required by a contract, by another section of these bylaws, the articles of incorporation, or as a matter of law. This notice requirement is in addition to the notice and demand requirement of the Wyoming Business Corporation Act 17-16-742. This Section 3 does not require that the demand described in the Wyoming Business Corporation Act 17-16-742 be made before notice under this Section 3 is given.

A notice provided under this section shall not be deemed as the commencement of suit, nor shall it be sufficient, unless it otherwise meets the relevant statutory criteria, for providing compliance with any applicable statute of limitations. Neither any director or any primary executive officer or incorporator of the corporation shall have any liability to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director or primary executive officer or incorporator unless the notice provisions of this section have been complied with.

Section 4. The provisions of this Article shall be deemed to be a contract between the Corporation, its shareholders and each director or primary executive officer who serves in such capacity at any time while this bylaw is in effect.

Section 5. Nothing in this Article XI or in Article Xii shall be deemed or interpreted to create, expand, or extend the liability of any director, primary executive officer or incorporator, under the law or otherwise,

ARTICLE XII.    INDEMNIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS.

Section 1.   Indemnification. The corporation will to the maximum extent permitted by the laws of the State of Wyoming indemnify each of its primary executive officers and directors and incorporators against expenses (including legal fees), judgments, fines, settlements, threatened or pending suits or proceedings, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the corporation.

Section 2.   Survivability and payment in advance. Rights to indemnification shall extend to the heirs, beneficiaries, and estate of any person whom the Corporation is obligated to indemnify. Indemnity Expenses shall be paid by the Corporation in advance as shall be appropriate to permit Indemnitee to defray such expenses as incurred and so as to enable Indemnitee to mount a legal defense.

Section 3.   Amendment or repeal of this bylaw. Any amendment, repeal or modification of these bylaws. the Corporation's Certificate of Incorporation, or any other instrument, which eliminates or diminishes the indemnification rights provided for in these bylaws shall be ineffective as against an Indemnitee with respect to any legal action based upon actions taken or not taken by the Indemnitee prior to such repeal or the adoption of such modification or amendment. The provisions of this bylaw shall be applicable to all legal actions made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

Section 4.  Contract forindemnification. The provisions of this article shall be deemed to be a contract between the Corporation, its shareholders and each director or primary executive officer who serves in such capacity at any time while this bylaw is in effect.

Section 5.  Articles XI and XII do not limit the rights of officers, directors or incorporators, The rights of indemnification, notice, limitation of liability and otherwise provided in this Article XII and in Article XI shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer or director or incorporator may otherwise be entitled or permitted by contract, the bylaws, the articles of incorporation, vote of shareholders or directors or otherwise, or as a mailer of law both as to actions in such person's official capacity and actions in any other capacity while holding such office. Furthermore, it is the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to this bylaw shall be made to the fullest extent permitted by law.

ARTICAL XIII.    BOOKS AND RECORDS

Section 1.  Corporate records. The Board of Directors shall determine from time to time whether, and, if allowed, when, where, and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

Section 2.  Record of shareholders. The corporation shall keep at its principal office, or at the office of its transfer agent or registrar, if either be appointed, or at such other location as determined by resolution of the board of directors, a record of its shareholders and the number and class of shares held by each shareholder.

Section 3.  Bylaws. The corporation shall keep at its principal office, or at such other location as determined by resolution of the board of directors, a copy of the bylaws amended to date, which shall be open to inspection by the shareholders at all reasonable times, and upon reasonable notice.

ARTICLE XIV.    MISCELLANEOUS PROVISIONS

Section 1, Fiscal Year. The fiscal year shall begin on the first day of January of each year.

Section 2. Notice. Whenever written notice is required to be given to any person by the corporation under thee bylaws, it may be given to such person, either personally or by sending a copy thereof through the mail, by fax or to his electronic mail or other electronic address, as his address or contact information appears on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail, fax or by electronic mail, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, faxed or transmitted to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted. In the sole discretion of the board of directors, and to the extent not disallowed by the law of Wyoming, notice of any meeting of the shareholders may also be given by posting such notice on a section of the Corporation's internet web page. The shareholders are hereby deemed to have agreed to such [Memel based notice.

Section 3. Waiver of Notice. Whenever any written notice is required by statute, or by the Certificate or the bylaws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time staled therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting, Attendance of a person either in person or by proxy, at arty meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, so long as such objection is made at the beginning of said meeting.

Section 4. Power to bind the corporation. The board of directors may, at its discretion, authorize an officer or officers, agent or agents, to enter into contracts or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. No officer, agent or employee, nor any person shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount, or to sign any check, note or authorization of payment, unless authorized by a grant of power from the board of directors, or unless said action is subsequently ratified by the board of directors.

Section 5. Options and warrants. The corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The board of directors shall determine the terms upon which the rights, options, or warrants are issued, their form and content, and the consideration for which the shares are to be issued.

Section 6. Corporate seal. The corporate seal, if one is adopted by the board of directors, shall be in such form as may be adopted by the board of directors.

Section 7. The failure of a provision does not affect the remainder of these bylaws. If any Section or provision within a Section of these bylaws shall be found to be invalid, illegal, unenforceable or limited in application by reason of any law or regulation, it shall not affect the validity, legality and enforceability of the remaining sections or provisions hereof.

ARTICLE XV.    AMENDMENTS TO THESE BYLAWS

Section 1. Amendment. These bylaws may be altered or amended or repealed, in whole or in part: By the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to a vote thereat, at any regular or special meeting of the shareholders, or by the affirmative vote of a majority of the Board of Directors; provided, however, that, notwithstanding any other provisions of these bylaws or any provision of law which might otherwise permit a lesser vote of the shareholders, the affirmative vote of the holders of at feast sixty six (66%) percent of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, shall be required in order for the shareholders or the board of directors to make any amendment that increases the liability of, or reduces the rights of indemnification or rights to a notice of dispute of, any director, primary executive officer, or incorporator of the Corporation.

CERTIFICATE

I, Kim Thompson, hereby certify that I am the Secretary of the initial meeting of The Board of Directors of Kraig Biocraft laboratories, Inc.

The foregoing bylaws, consisting of 16 pages, are a true and correct copy of the bylaws of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of April, 2006.

/s/Kim Thompson